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                       COMPUTER SOFTWARE LICENSE AGREEMENT

Townsend Analytics, Ltd. (100 So. Wacker Dr., Suite 2040, Chicago, IL 60606) hereafter referred to as TAL, in consideration of the terms and conditions herein set forth hereby grants to A.B. Watley, Inc. (33 West 17th Str., 10th floor, NY, NY), hereafter referred to as "Customer", and Customer accepts, a personal, nontransferable and nonexclusive license to use the Townsend Analytics' software package RealTrade(TM), the security key, and any related documentation (collectively known as the Licensed Product) subject to the conditions below.

RealTrade is an order entry application that allows an end user to submit orders for general order routing. RealTrade is an additional module to PC Quote for Windows Version 6.0 which must be installed on each workstation that uses RealTrade. PC Quote for Windows 6.0 is provided through a separate license agreement with PC Quote. Some of the equipment necessary to run the Licensed Software is provided by PC Quote and is provided subject to the Equipment License that is attached. RealTrade can route orders and order information to various electronic exchanges and back office systems. Customer is responsible for contracting separately with those entities for their services and providing any equipment and other items necessary. RealTrade requires various hardware such as the network equipment and workstations and software products as specified in the configuration list. Customer is responsible for providing such compatible hardware and software licenses. Customer is responsible for assuring that no other programs operate on the hardware running the Licensed Product except those expressly approved by TAL. Customer is responsible for providing network personnel familiar with customer's local area network and hardware as a primary contact with TAL during the installation and thereafter. TAL will not provide network advice. Customer is required to provide a continuously available phone line connected to a modem on the RealTrade order server for remote communication with TAL.

1. LICENSE. The Licensed Product contains computer programs and related documentation which are copyrighted and remain the property of Townsend Analytics, Ltd. The Licensed Product is supplied by TAL and is intended solely for Customer's internal business purposes. The Number of Licenses granted to Customer is specified in Schedule A below. The Customer agrees to use no more than the number of licenses granted. No right, title or interest in or to the Licensed Product is conveyed to the Customer by this Agreement. The license granted hereunder shall not be assigned, sublicensed or otherwise transferred by Customer. Customer shall not alter or modify the Licensed Product.

2. LIMITED PERMISSION TO COPY LICENSED FORMAT. Customer shall not copy, in whole or in part, the software of the Licensed Product in machine readable form except that Customer has limited permission to (a) make one copy of the Licensed Product for archive or emergency backup purposes and (b) install the Licensed Product on a single computer hard disk. Customer agrees not to allow the Licensed Product to be subjected to reverse engineering, decompiling, disassembling or modification. Customer agrees that it must not make copies for use or sale to others. Customer agrees that the software and related material constitute trade secrets of Townsend Analytics, Ltd., and are protected by copyright law and are very valuable to Townsend Analytics. Customer agrees that unauthorized copies or disclosure of the License Product will cause great damage to Townsend Analytics, Ltd., and that this damage is far greater than the value of the copies involved.

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3. TERM. The term of this agreement shall be for a Minimum Term as described in
Schedule A below commencing on the Effective Date. The Effective Date shall be defined as the date upon which the licensed software is authorized by TAL. Neither TAL nor Customer shall terminate this Agreement except as follows. This agreement shall automatically renew at the end of each period for another Minimum Term, unless either party sends written notice expressing desire to terminate the agreement. Notice of termination must be received at least thirty days before the end of the term. TAL may at its sole discretion, terminate this agreement, without further notice, upon (a) failure of Customer to pay any charges as described in Schedule A below or (b) the material failure of Customer to comply with any of the other terms and conditions of this Agreement if Customer's failure to so comply for items other than payment default shall not be substantially cured within 10 days after written notice is given to customer specifying the default. Upon any such termination, TAL shall not be held liable for any damages which may be sustained by Customer, including but not limited to, loss of business profits, business interruption, loss of data or pecuniary loss. Upon termination of this Agreement for any reason, all unpaid charges due TAL shall become immediately due and payable. Upon termination, Customer agrees to return the Licensed Product to TAL.

4. FEES

         A. The monthly software license fee will be composed of a License Fee based on the modules selected which is Schedule A and a Trade Processing Fee also specified in Schedule A.

         B. The Final Month's Fee set forth in Schedule A below must be paid in advance of installation. C. Thereafter the Customer will be billed the License Fee in arrears of service, for the Lease Period, for the duration of the Minimum Term set forth in Schedule A.

         D. The Trade Processing Fee will be charged at the beginning of the month for the previous month's processed trades. TAL will produce trade reports as a basis of billing from the Licensed Product. Customer agrees to provide TAL with access to the Licensed Product via modem at all times and access through on site visits with 24 hour notice. Should trade reports not be available from the Licensed Product for whatever reason, Customer will be required to produce acceptable reports from other sources.

         E. The charges set forth in Schedule A on the reverse side shall remain unchanged during the Minimum Term. Thereafter, TAL may change any and all charges upon prior written notice to Customer at least 30 days prior to the end of the Minimum Term.

         F. All charges billed will be due and payable in full within 10 days of receipt of invoice. If Customer fails to pay any amount due under this Agreement, Customer shall upon demand pay interest on the unpaid balances at a rate of 2% per month on such delinquent balances from the due date.

         G. Customer agrees to pay all PC Quote fees, exchange fees, communication fees, personal property taxes, sales taxes, lease taxes, value added taxes, and other third party charges which are Customer's legal responsibility to pay.

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5. ADDITIONAL CHARGES

         A. The Customer is responsible to obtain exchange approval for the integration of the Licensed Product where necessary. All charges and fees including exchange fees, NASDAQ testing and communication charges, sales and use taxes and services charges are the responsibility of the Customer.

         B. Certain hardware will be provided for use with the Licensed Product as listed in the addendum to the Equipment License. No other software except components of RealTrade and the required operating systems should be installed or run on the provided hardware without express permission of TAL. Customer using nonauthorized software shall pay TAL for any support services provided on a time and materials basis.

         C. The Customer is responsible for providing other compatible equipment and software to be used with the Licensed Product as specified in the configuration requirements. Customer using nonauthorized hardware or software configurations shall pay TAL for any support services provided on a time and materials basis.

6. MAINTENANCE. TAL, or its agent, shall be available to provide phone and fax support during the hours 7:00AM to 7:00 PM CST Monday through Friday excluding trading holidays. Emergency-only support will be provided via pager in other hours.

         Customers will receive normal maintenance upgrades during the term of the lease at no additional charge. Customers who have unusual support requirements such as the need for on-site support shall contract separately for those requirements.

7. DATA AUTHORIZATION. Customer acknowledges that TAL maybe required to report data related to the number of users and which electronic information providers services they have available for use to various agencies from whom the information is received. To enable TAL to meet its obligation in this regard, Customer agrees to inform TAL in writing whenever its usage of the data changes materially. Such changes shall include but not be limited to an increase in the number of simultaneously operable computers with access to the data feed.

8. DISCLAIMER TAL expressly disclaim all warranties, express or implied with respect to the Licensed Product and related materials, or their quality of performance including warranties of merchantability and fitness for a particular purpose. TAL makes no representation concerning the likelihood of profitable trading using the Licensed Product. The Licensed Product is licensed "as is" and "with all faults". The end user accepts full liability for any investment decisions or stock purchases made with the Licensed Product. The sales personnel, employees, and dealers of TAL are not authorized to make warranties binding on TAL about the Licensed Product. Accordingly, additional oral statements do not constitute warranties and should not be relied upon and are not part of the License agreement.


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9. LIMITS OF LIABILITY.

A. TAL shall not have any liability under this agreement for any money damages resulting from claims made by Customer or third party for errors, omissions, interruptions or delays in the Licensed Product or for the unavailability of the services provided or to be provided regardless of the cause. In no event will TAL or PC Quote be responsible for special, direct, indirect, incidental, exemplary or consequential damages which Customer may incur on account of entering into this agreement even if TAL has been advised of the possibility of such damages. Customer waives all claims against TAL, their directors, officers and employees for special, indirect, or consequential damages arising out of or in connection with the use or performance of the Licensed Product.

B. If the foregoing disclaimer and waiver of liability should be deemed invalid or ineffective, TAL, their directors, officers and employees shall not be liable in any and all events beyond the amount of five hundred dollars paid by Customer for the Licensed Product. Such disclaimer and indemnification shall survive the termination of this agreement.

10. GENERAL This agreement shall be governed by the laws of the State of Illinois of the United States. If any provision of this Agreement shall be invalid under applicable law, that shall not invalidate the remaining provisions.

/s/ Robert Malin                                                   12/10
------------------------------                             ---------------------
Customer Signature                                         Date

Name Robert Malin
------------------------------
Title President

Company  A.B. Watley
------------------------------

/s/ signature illegible                                           12/8/96
----------------------------------------                   ---------------------
Vice President, Townsend Analytics, Ltd.                   Date


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                                   SCHEDULE A

Licensed Product:  RealTrade
(Please indicate items ordered)

                [*]


I understand and agree to the above license agreement:


/s/ Robert Malin                                                   12/10/96
------------------------------                             ---------------------
Customer Signature                                         Date

/s/ illegible                                                      12/8/96
----------------------------------------                   ---------------------
Vice President, Townsend Analytics, Ltd.                   Date


---------------------
*Confidential treatment has been requested for the remainder of Schedule.


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                                EQUIPMENT LICENSE

This Agreement made effective on the date below by and between PC Quote, Inc. (hereinafter referred to as "PCQ", a Delaware Corporation with its principal place of business at 300 S. Wacker, Chicago, Illinois 60606, and

A.B. Watley (hereinafter referred to as "Customer") at:

33 West 17th Street

NY, NY 10011

PC Quote (PCQ) to facilitate Customer's use of the Licensed Product, may provide to Customer computer hardware or other equipment that may be required. PCQ shall retain title to any equipment it furnishes. Customer as lessor and user of such equipment, agrees to be responsible for it and shall reimburse PCQ for all damages sustained by the equipment of for the cost of replacing the equipment in the event that it is lost, stolen, or destroyed while in the possession of Customer. In the event that the LICENSE AGREEMENT is terminated by either party, Customer shall remain responsible for the safety of the equipment and shall reimburse PCQ for any damages sustained or its replacement cost if lost, stolen or destroyed, from the date that the Agreement is canceled until such time that PCQ repossesses such equipment. Customer agrees to insure all equipment owned by PCQ which is provided the Customer incident to the services purchased in a sum equal to its replacement value under a commercial multi-peril policy or its equivalent. Customer further agrees to name PCQ as a additional insured under said policy and to furnish PCQ with a certificate of insurance evidencing such coverage if so requested by PCQ. Customer agrees to provide access to the equipment for purposes of installation, removal, maintenance, or repaid during reasonable business hours.

Upon termination of the LICENSE AGREEMENT Customer shall, within thirty (30) days following the effective date of termination, return all property of PCQ held and used by the Customer and Customer shall pay all removal cost incurred.

Agreed to:

/s/ Robert Malin
---------------------------------------
Customer
A.B. Watley

Name
Robert Malin
Title
President
---------

Date     12/10/96